February 5, 2003

Salomon Smith Barney, Inc.
Banc One Capital Markets, Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Wachovia Securities, Inc.
Comerica Securities, Inc.
Credit Lyonnais Securities (USA) Inc.
UBS Warburg LLC
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Re:   Lennar Corporation

Ladies and Gentlemen:

We have acted as counsel to Lennar Corporation, a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of $350,000,000 principal amount of its 5.95% Senior Notes due 2013 (the "Securities"). This opinion is given pursuant to Section 6(b) of the Underwriting Agreement, dated January 31, 2003 (the "Underwriting Agreement"), among the Company and you. Except as otherwise indicated, terms used in this letter have the meanings given to them in the Underwriting Agreement.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, including executed counterparts of the Underwriting Agreement and the Indenture.

We have relied as to matters of fact that we could not confirm independently upon certificates and written statements of public officials and of officers and employees of the Company (including the representations made in the Underwriting Agreement).

In examining documents, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals, and the conformity to the respective originals of all documents purporting to be copies.

Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Final Prospectus; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where we have been advised that the failure to qualify would not have a materially adverse effect upon the business of the Company and the subsidiaries taken as a whole.

2. The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Final Prospectus; and no preemptive rights of stockholders exist under the Certificate of Incorporation or By-laws of the Company or under the DGCL with respect to the capital stock or any other securities of the Company or the issue or sale thereof by the Company

3. Except as described in the Final Prospectus, to the best of our knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, that has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities.

4. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Securities and the Indenture.

5. The Indenture has been duly qualified under the Trust Indenture Act; the Indenture has been duly and validly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitutes the valid and legally binding agreement of the Company and each of the Guarantors listed on Exhibit A (the "Designated Guarantors"), enforceable against the Company and each of the Designated Guarantors in accordance with its terms, except that the enforcement thereof is subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the Indenture may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6. The Securities and the Guarantees are in the form contemplated by the Indenture. The Securities have each been duly and validly authorized, executed and delivered by the Company and, when paid for by the Underwriter in accordance with the terms of the Underwriting Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof is subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the Securities may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

7. The Guarantees by the Designated Guarantors will constitute the valid and legally binding obligations of the Designated Guarantors, entitled to the benefits of the Indenture, and enforceable against the Designated Guarantors in accordance with their terms, except that the enforcement thereof is subject to
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the Guarantees may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

8. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated thereby; the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by the Company. The Underwriting Agreement has been duly executed and delivered by the Company.

9. The Indenture and the Securities conform as to legal matters in all material respects to the descriptions of them contained in the Final Prospectus.

10. The Registration Statement has become effective under the Act and, to the best of our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

11. The Registration Statement, the Final Prospectus, each amendment or supplement to either of them and each document incorporated by reference therein complies as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that we express no opinion as to the financial statements and related schedules incorporated by reference therein). The conditions for the Company's use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

12. The statements under the caption "Description of the Notes" in the Final Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

13. We do not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Final Prospectus that were not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Final Prospectus are fairly summarized in all material respects.

14. We know of no material legal or governmental proceedings pending or threatened against the Company, the Designated Guarantors or any other subsidiaries of the Company, except as set forth in or contemplated by the Final Prospectus.

15. The execution and delivery of the Underwriting Agreement, the Indenture, the Securities and the Guarantees and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (or an event that with the giving of notice or lapse of time or both would constitute a default under) or result in the imposition or creation of (or the obligation to impose or create) a lien on any property or assets of the Company with respect to, the charter or bylaws of the Company, or any agreement or instrument known to us to which the Company is a party or by which the Company may be bound or any order, rule or regulation known to us to be applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company.

16. No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of the Underwriting Agreement, the Indenture, the Securities and the Guarantees and the consummation of the transactions therein contemplated (other than as may be required by the National

Association of Securities Dealers, Inc. or as required by state securities and Blue Sky laws, as to which we express no opinion), except for the filing and effectiveness of the Registration Statement, and the filing of the Final Prospectus, under the Act and the qualification of the Indenture under the Trust Indenture Act, all of which have been made or occurred.

17. The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Underwriting Agreement and application of the net proceeds therefrom as described in the Final Prospectus, required to register as an investment company under the Investment Company Act of 1940, as amended.

In addition, we have reviewed the Registration Statement and participated in the preparation of the Final Prospectus (but not necessarily all of the documents incorporated by reference in the Registration Statement) and in conferences with officers and other representatives of the Company, counsel to the Company, representatives of the independent public accountants for the Company and your representatives, at which the contents of the Final Prospectus and related matters were discussed, and we have reviewed certain corporate records, documents and proceedings. On the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, as of its date or the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements, related financial schedules and other financial data included or incorporated by reference in or excluded from the Registration Statement or the Final Prospectus).

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus or any amendments or supplements to them (including any of the documents incorporated by reference in them), except as set forth in paragraph (12) above.

The opinions set forth in this letter relate only to the federal securities laws of the United States of America and the laws of the States of New York and the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of another jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction.

This opinion is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention. The phrase "to our knowledge" and similar expressions as used herein refer to the actual knowledge of the individual lawyers in the firm who have participated directly and substantially in the specific transaction to which this opinion relates.

This letter is given solely for your benefit and may not be relied upon by any other person for any purpose without our prior written consent in each instance.

Very truly yours,

/s/ Clifford Chance US LLP

                                    EXHIBIT A

                              Designated Guarantors

Greystone Homes, Inc., a Delaware corporation
Lennar Financial Services, LLC, a Florida limited liability company Lennar Homes, Inc., a Florida corporation
Lennar Homes of Arizona, Inc., an Arizona corporation
Lennar Homes of California, Inc., a California corporation
Lennar Homes of Texas Land and Construction, Ltd., a Texas limited liability company
Lennar Homes of Texas Sales and Marketing, Ltd., a Texas limited liability company
Lennar Texas Holding Company, a Texas corporation
U.S. Home Corporation, a Delaware corporation
Lennar Pacific Properties Management, Inc., a Delaware corporation